                                                                  Execution Copy

                                                                     Exhibit 4.1


                  ALCO HEALTH SERVICES CORPORATION, as Issuer



                 14-1/2% Senior Subordinated Notes due 1999,
                                  Series A

                ---------------------------------------------

                                  INDENTURE

                         Dated as of March 31, 1994

                ---------------------------------------------

                           Bankers Trust Company,

                                   Trustee

                             CROSS-REFERENCE TABLE

                     TIA                             Indenture
                   Section                            Section
                   -------                            -------
                  310(a)(1)                            7.10
                     (a)(2)                            7.10
                     (a)(3)                            N.A.
                     (a)(4)                            N.A.
                     (b)                    7.8; 7.10; 11.2
                     (c)                               N.A.
                  311(a)                               7.11
                     (b)                               7.11
                     (c)                               N.A.
                  312(a)                                2.5
                     (b)                               11.3
                     (c)                               11.3
                  313(a)                                7.6
                     (b)(1)                            N.A.
                     (b)(2)                             7.6
                     (c)                               11.2
                     (d)                                7.6
                  314(a)                          4.4; 11.2
                     (b)                               N.A.
                     (c)(1)                            11.4
                     (c)(2)                            11.4
                     (c)(3)                            N.A.
                     (d)                               N.A.
                     (e)                               11.5
                     (f)                               N.A.
                  315(a)                                7.1(b)
                     (b)                          7.5; 11.2
                     (c)                                7.1(a)
                     (d)                                7.1(c)
                     (e)                                6.11
                  316(a) (last sentence)                2.9
                     (a)(1)(A)                          6.5
                     (a)(1)(B)                          6.4
                     (a)(2)                            N.A.
                     (b)                                6.7
                  317(a)(1)                             6.8
                     (a)(2)                             6.9
                     (b)                                2.4
                  318(a)                               11.1

N.A.  means Not Applicable.
- -------------------------
Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE I      DEFINITIONS AND INCORPORATION BY REFERENCE................    1

  Section 1.1.     Definitions...........................................    1
                   -----------
  Section 1.2.     Other Definitions.....................................   11
                   -----------------
  Section 1.3.     Incorporation by Reference of Trust
                   -----------------------------------
                   Indenture Act.........................................   12
                   -------------
  Section 1.4.     Rules of Construction.................................   12
                   ---------------------

ARTICLE II              THE SECURITIES...................................   13

  Section 2.1      Form and Dating.......................................   13
                   ---------------
  Section 2.2      Execution and Authentication..........................   14
                   ----------------------------
  Section 2.3      Registrar and Paying Agent............................   15
                   --------------------------
  Section 2.4      Paying Agent to Hold Money in Trust...................   15
                   -----------------------------------
  Section 2.5      Securityholder Lists..................................   16
                   --------------------
  Section 2.6      Transfer and Exchange.................................   16
                   ---------------------
  Section 2.7      Replacement Securities................................   17
                   ----------------------
  Section 2.8      Outstanding Securities................................   17
                   ----------------------
  Section 2.9      Treasury Securities...................................   18
                   -------------------
  Section 2.10     Temporary Securities..................................   18
                   --------------------
  Section 2.11     Cancellation..........................................   18
                   ------------
  Section 2.12     CUSIP Numbers.........................................   19
                   -------------
  Section 2.13     Defaulted Interest....................................   19
                   ------------------
  Section 2.14     Home Office Payment Agreements........................   19
                   ------------------------------

ARTICLE III             REDEMPTION.......................................   20

  Section 3.1      Notices to Trustee....................................   20
                   ------------------
  Section 3.2      Selection of Securities to be Redeemed................   20
                   --------------------------------------
  Section 3.3      Notice of Redemption..................................   21
                   --------------------
  Section 3.4      Effect of Notice of Redemption........................   22
                   ------------------------------
  Section 3.5      Deposit of Redemption Price...........................   22
                   ---------------------------
  Section 3.6      Securities Redeemed in Part...........................   23
                   --------------------------
  Section 3.7      Mandatory Redemption or Repurchase....................   23
                   ----------------------------------
  Section 3.8      Offer to Repurchase by Application of Net
                   -----------------------------------------
                   Proceeds..............................................   24
                   --------

ARTICLE IV              COVENANTS........................................   27

  Section 4.1      Payment of Securities.................................   27
                   ---------------------
  Section 4.2      Maintenance of Office or Agency.......................   27
                   -------------------------------
  Section 4.3      Corporate Existence...................................   28
                   -------------------

  Section 4.4      SEC Reports and Reports to
                   --------------------------
                   Securityholders.......................................   28
                   ---------------
  Section 4.5      Compliance Certificate; Notice of
                   ---------------------------------
                   Defaults..............................................   29
                   --------
  Section 4.6      Waiver of Stay, Extension or Usury Laws...............   30
                   ---------------------------------------
  Section 4.7      Limitation on Restricted Payments.....................   30
                   ---------------------------------
  Section 4.8      Limitation on Dividend and Other Payment
                   ----------------------------------------
                   Restrictions Affecting Subsidiaries...................   35
                   -----------------------------------
  Section 4.9      Limitation on Additional Indebtedness.................   35
                   -------------------------------------
  Section 4.10     Limitation on Material Acquisitions...................   38
                   -----------------------------------
  Section 4.11     Sale of Certain Business Segments.....................   39
                   ---------------------------------
  Section 4.12     Maintenance of Properties, etc. ......................   41
                   -------------------------------
  Section 4.13     Limitation on Liens...................................   42
                   -------------------
  Section 4.14     [Intentionally Omitted.]..............................   42
                   ------------------------
  Section 4.15     Liquidation or Dissolution............................   42
                   --------------------------
  Section 4.16     Prohibition Against Becoming an Investment
                   ------------------------------------------
                   Company...............................................   43
                   -------
  Section 4.17     No Senior Subordinated Indebtedness Other
                   -----------------------------------------
                   Than the Securities...................................   43
                   -------------------
  Section 4.18     Restriction on Sale and Issuance of
                   -----------------------------------
                   Subsidiary Stock......................................   43
                   ----------------
  Section 4.19     [Intentionally Omitted.]..............................   44
                   ------------------------
  Section 4.20     Transactions with Shareholders and
                   ----------------------------------
                   Affiliates............................................   44
                   ----------
  Section 4.21     Change of Control.....................................   44
                   -----------------

ARTICLE V               MERGER, ETC. ....................................   45

  Section 5.1      When Company May Merge, etc. .........................   45
                   ----------------------------
  Section 5.2      Successor Corporation Substituted.....................   47
                   ---------------------------------

ARTICLE VI         DEFAULTS AND REMEDIES.................................   47

  Section 6.1      Events of Default.....................................   47
                   -----------------
  Section 6.2      Acceleration..........................................   49
                   ------------
  Section 6.3      Other Remedies........................................   50
                   --------------
  Section 6.4      Waiver of Past Defaults...............................   50
                   -----------------------
  Section 6.5      Control by Majority...................................   50
                   -------------------
  Section 6.6      Limitation on Suits...................................   51
                   -------------------
  Section 6.7      Rights of Holders to Receive Payment..................   51
                   ------------------------------------
  Section 6.8      Collection Suit by Trustee............................   52
                   --------------------------
  Section 6.9      Trustee May File Proofs of Claim......................   52
                   --------------------------------
  Section 6.10     Priorities............................................   52
                   ----------
  Section 6.11     Undertaking for Costs.................................   53
                   ---------------------

ARTICLE VII             TRUSTEE..........................................   53

  Section 7.1      Duties of Trustee.....................................   53
                   -----------------

  Section 7.2      Rights of Trustee.....................................   55
                   -----------------
  Section 7.3      Individual Rights of Trustee..........................   56
                   ----------------------------
  Section 7.4      Trustee's Disclaimer..................................   57
                   --------------------
  Section 7.5      Notice of Defaults....................................   57
                   ------------------
  Section 7.6      Reports by Trustee to Holders.........................   57
                   -----------------------------
  Section 7.7      Compensation and Indemnity............................   57
                   --------------------------
  Section 7.8      Replacement of Trustee................................   58
                   ----------------------
  Section 7.9      Successor Trustee or Agent by Merger, etc. ...........   60
                   ------------------------------------------
  Section 7.10     Eligibility; Disqualification.........................   60
                   -----------------------------
  Section 7.11     Preferential Collection of Claims Against
                   -----------------------------------------
                   the Company...........................................   60
                   -----------

ARTICLE VIII            DISCHARGE OF INDENTURE...........................   60

  Section 8.1      Termination of Company's Obligations..................   60
                   ------------------------------------
  Section 8.2      Application of Trust Money............................   62
                   --------------------------
  Section 8.3      Repayment to Company..................................   62
                   --------------------
  Section 8.4      Reinstatement.........................................   62
                   -------------

ARTICLE IX                  AMENDMENTS...................................   63

  Section 9.1      Without Consent of Holders............................   63
                   --------------------------
  Section 9.2      With Consent of Holders...............................   64
                   -----------------------
  Section 9.3      Compliance with Trust Indenture Act...................   65
                   -----------------------------------
  Section 9.4      Revocation and Effect of Consents.....................   65
                   ---------------------------------
  Section 9.5      Notation on or Exchange of Securities.................   66
                   -------------------------------------
  Section 9.6      Trustee to Sign Amendments, etc.......................   66
                   --------------------------------

ARTICLE X                   SUBORDINATION................................   66

  Section 10.1     Agreement to Subordinate..............................   66
                   ------------------------
  Section 10.2     Certain Definitions...................................   67
                   -------------------
  Section 10.3     Liquidation; Dissolution; Bankruptcy..................   67
                   ------------------------------------
  Section 10.4     Default on Senior Indebtedness........................   68
                   ------------------------------
  Section 10.5     Acceleration of Securities............................   70
                   --------------------------
  Section 10.6     When Distribution Must Be Paid Over...................   70
                   -----------------------------------
  Section 10.7     Notice by Company.....................................   70
                   -----------------
  Section 10.8     Distribution or Notice to Representative..............   70
                   ----------------------------------------
  Section 10.9     Rights of Holders of Senior Indebtedness
                   ----------------------------------------
                   Not to Be Impaired....................................   71
                   ------------------
  Section 10.10    Authorization to Trustee to Take Action to
                   ------------------------------------------
                   Effectuate Subordination..............................   71
                   ------------------------
  Section 10.11    Subrogation...........................................   71
                   -----------
  Section 10.12    Obligations of Company Unconditional..................   72
                   ------------------------------------
  Section 10.13    Trustee Entitled to Assume Payments Not
                   ---------------------------------------
                   Prohibited in Absence of Notice.......................   73
                   -------------------------------
  Section 10.14    Right of Trustee to Hold Senior
                   -------------------------------
                   Indebtedness..........................................   73
                   ------------

 ARTICLE XI                MISCELLANEOUS.................................   74

  Section 11.1     Trust Indenture Act Controls..........................   74
                   ----------------------------
  Section 11.2     Notices...............................................   74
                   -------
  Section 11.3     Communication by Holders with Other
                   -----------------------------------
                   Holders...............................................   75
                   -------
  Section 11.4     Certificate and Opinion as to Conditions
                   ----------------------------------------
                   Precedent.............................................   76
                   ---------
  Section 11.5     Statements Required in Certificate or
                   -------------------------------------
                   Opinion...............................................   76
                   -------
  Section 11.6     Rules by Trustee and Agents...........................   77
                   ---------------------------
  Section 11.7     Legal Holidays........................................   77
                   --------------
  Section 11.8     Duplicate Originals...................................   77
                   -------------------
  Section 11.9     Governing Law.........................................   77
                   -------------
  Section 11.10    No Adverse Interpretation of Other
                   ----------------------------------
                   Agreements............................................   77
                   ----------
  Section 11.11    Successors............................................   77
                   ----------
  Section 11.12    Severability..........................................   77
                   ------------
  Section 11.13    No Recourse Against Others............................   78
                   --------------------------
  Section 11.14    Table of Contents, Headings, etc. ....................   78
                   ---------------------------------
  Section 11.15    Counterpart Originals.................................   78
                   ---------------------
  Section 11.16    Benefits of Indenture.................................   78
                   ---------------------
  Section 11.17    Qualification of Indenture............................   78
                   --------------------------
  Section 11.18    [Intentionally Omitted.]..............................   79
                   ------------------------
SIGNATURES ..............................................................   80

Exhibit A          Form of Security

- -------------------------
Note: This Table of Contents shall not, for any purposes, be deemed to be a part of the Indenture.

     INDENTURE dated as of March 31, 1994, between Alco Health Services Corporation, a Delaware corporation (the "Company") and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 14-1/2% Senior Subordinated Notes due 1999, Series A (the "Securities"):


                                  ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions.
              -----------

     "Affiliate" means, when used with reference to the Company or another
      ---------
Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent, co-registrar or agent for
      -----
service of notices and demands.

     "Alco" means Alco Health Services Corporation, a Delaware corporation.
      ----

     "Asset Sale" means any sale, transfer or other disposition of assets or
      ----------
rights (including, without limitation, dispositions pursuant to merger, consolidation or sale lease-back transactions) by a Person or one of such Person's Subsidiaries to any Person other than to such Person or one of such Person's Subsidiaries of a Business Segment.

     "Bank Debt" means all obligations, including any Guarantys, to the banks
      ---------
named in the Credit Agreement and the Credit Agent outstanding from time to time under the Credit Agreement, the Loan Documents (as defined in the Credit Agreement), and each other agreement, document or instrument delivered by the Company or any of its Subsidiaries pursuant to the Credit Agreement or any Loan Document.

     "Bank Notes" means the promissory notes issued pursuant to the Credit
      ----------
Agreement, as the same may be renewed, extended, amended, modified or supplemented, including any replacement for any thereof.

     "Board of Directors" means the Board of Directors of any Person, or any
      ------------------
duly authorized committee thereof.

     "Business Day" means a day that is not a Legal Holiday as defined in
      ------------
Section 11.7.

     "Business Segment" means any assets, group of assets, any Subsidiary, or
      ----------------
stock of a Subsidiary owned as of the date hereof or hereafter acquired by the Company or a Subsidiary, which constitute 10% or more of the assets, operating revenues or EBIT of the Company (as determined on a consolidated basis in conformity with generally accepted accounting principles).

     "Capital Lease" means, as applied to any Person, any lease of any
      -------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations, rights or other equivalents (however designated) of corporate stock, including mandatorily redeemable preferred stock, outstanding, whether or not included in shareholders equity.

     "Company" means the party named as such in this Indenture, and after the
      -------
Merger shall mean Alco, until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor and any other obligor on the Securities.

     "Company Common Stock" means the Common Stock, par value $.01 per share,
      --------------------
of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

     "Consolidated Fixed Charges" of any Person is defined as, for any period,
      --------------------------
the sum of Consolidated Interest Expense and Preferred Stock Dividends;
provided that if, during such period, such Person or any of its Subsidiaries
- --------
shall have made any Asset Sales, Consolidated Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets which are subject of or have been repaid with the proceeds
of such Asset Sales for such period; and provided further, that if, during such
                                         -------- -------
period, such Person or any of its Subsidiaries shall have made any Material Acquisitions, Consolidated Fixed Charges of such Person and its Subsidiaries for such period shall be adjusted by an amount equal to the Consolidated Fixed Charges attributable to the assets which are the subject of such Material Acquisitions on a pro forma basis as if such Material Acquisition had occurred
                  --- -----
on the first day of such period.

     "Consolidated Fixed Charge Ratio" of any Person means the ratio of (i)
      -------------------------------
the aggregate amount of Consolidated Gross Cash Flow of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

     "Consolidated Gross Cash Flow" shall mean with respect to any Person, for
      ----------------------------
any period for which it is to be determined (x) the sum of such Person's (i) Earnings Before Interest and Taxes computed without giving effect to any nonrecurring gains and losses (other than in the ordinary course of business); and (ii) to the extent earnings have been reduced thereby, depreciation expenses, amortization expenses and other non-cash expenses; minus (y) the sum
                                                             -----
of such Person's (i) non-cash items to the extent earnings have been increased thereby and (ii) 25% of the increase, if any, in such Person's Net Working Capital (if positive) during such period, or 25% of the decrease, if any, in such Person's Net Working Capital (if negative) during such period, all as determined on a consolidated basis in conformity with, except as noted above, generally accepted accounting principles provided, that if, during such period,
                                         --------
such Person or any of its Subsidiaries shall have made any Asset Sales, Consolidated Gross Cash Flow of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Gross Cash Flow (if positive) attributable to the assets which are the subject of such Asset Sales for such period or increased by an amount equal to the Consolidated Gross Cash Flow (if negative) attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period; and provided
                                                                  --------
further, that if, during such period, such Person or any of its Subsidiaries
- -------
shall have made any Material Acquisitions, Consolidated Gross Cash Flow of such Person and its Subsidiaries for such period shall be adjusted by an amount equal to the Consolidated Gross Cash Flow attributable to the assets which are the subject of such Material Acquisitions on a pro forma
                                                                       --- -----
basis as if such Material Acquisition had occurred on the first day of such period.

     "Consolidated Interest Expense" of any Person means, for any period for
      -----------------------------
which the determination thereof is to be made, the aggregate amount of interest in respect of Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost associated with Interest Swap Obligations but excluding amortization of all fees, charges and other issuance costs associated with Indebtedness incurred in connection with the Tender Offer and the Merger) and all but the principal component of rentals in respect of Capital Lease obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Income" with respect to any Person means, for any
      -----------------------
period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided, however,
                                                          --------  -------
that (i) any gain (but not loss), together with any related provision for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business shall be excluded, (ii) the net income (or loss) of any Person which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Subsidiary thereof, (iii) the net income (or loss) of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to the referent Person or a Subsidiary thereof or (b) the net income (or loss) of such Person, and (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Consolidated Net Worth" with respect to any Person means, as at any date
      ----------------------
of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries on a consolidated basis and with respect to the Company and its Subsidiaries, the amount of LIFO reserve, less amounts attributable to Disqualified Interests. Notwithstanding anything to the contrary contained herein, Consolidated Net Worth shall be calculated as if (i) in connection with making purchase accounting adjustments to the recorded value of assets acquired or liabilities assumed in the Tender Offer and the Merger, the entire excess of purchase cost over net assets (on a historical book basis) acquired is allocated to goodwill and accordingly the LIFO reserve will not be eliminated and (ii) all transaction and other costs relating to the Tender Offer and the Merger and the financing thereof are included in the purchase cost of Alco for the purpose of calculating the excess of purchase cost over net assets acquired and none of such transaction and other costs are expensed.

     "Corporate Trust Office" means the principal office of the Trustee at
      ----------------------
which any particular time its corporate trust business shall be administered which office at the date of execution of this Indenture is located at Four Albany Street, New York, New York 10006 (Attention: Corporate Trust and Agency Group).

     "Credit Agent" means General Electric Capital Corporation, as agent under
      ------------
the Credit Agreement, or any successor thereto or any agent under any agreement pursuant to which Indebtedness under the Credit Agreement has been refinanced, as to whom the Company has notified the Trustee and the Holders pursuant to the terms hereof.

     "Credit Agreement" means the Credit Agreement dated as of March 30, 1993
      ----------------
between the Company and the lenders named therein and the Credit Agent, as such agreement may be amended, supplemented or modified from time to time, or any agreement pursuant to which Indebtedness under the Credit Agreement is refunded or refinanced.

     "Currency Agreement" means any foreign exchange contract, currency swap
      ------------------
agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or
      -------
both would be, an Event of Default.

     "Disqualified Interest" means any Equity Interest that, by its terms (or
      ---------------------
by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) is exchangeable or convertible into Indebtedness, (ii) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the maturity date of the Securities, or (iii) is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Securities.

     "Earnings Before Interest and Taxes" or "EBIT" shall mean Consolidated
      ----------------------------------      ----
Net Income of a Person, except that there shall be excluded from the calculation thereof (i) all taxes paid or payable by such Person to any government or governmental instrumentality (other than real estate taxes, sales taxes or use taxes), (ii) Consolidated Interest Expense, (iii) amortization of all transaction and other costs relating to the Tender Offer and the Merger and the financing thereof and all goodwill and other intangibles, (iv) all depreciation and amortization of the write-up of assets resulting from the Tender Offer and the Merger and (v) all transaction and other costs relating to the Tender Offer and the Merger and the financing thereof that are expensed.

     "Effective Time" means the time and date when the Merger becomes
      --------------
effective under the laws of the State of Delaware.

     "Equity Interests" means Capital Stock or other equity participations,
      ----------------
including partnership interests, or warrants, options or other rights to acquire Capital Stock or other equity participations (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or other such equity participations).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.

     "Guaranty" means a guaranty (other than by endorsement of negotiable
      --------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

     "Holder" or "Securityholder" means the person in whose name a Security is
      ------      --------------
registered on the Registrar's books.

     "Holdings" means Alco Health Distribution Corporation, a Delaware
      --------
corporation.

     "Holdings Debentures" means the 11-1/4 Senior Debentures due 2005 of
      -------------------
Holdings.

     "Indebtedness" with respect to any Person means any indebtedness, whether
      ------------
or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or a trade payable and which is not overdue by more than 60 days and not being contested in good faith, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any Guaranty of Indebtedness.

     "Indebtedness to Net Worth Ratio" means with respect to any Person, at
      -------------------------------
any date of determination, the ratio of (i) the outstanding aggregate amount of Indebtedness of such Person and its Subsidiaries, other than, with respect to the Company and its Subsidiaries, Indebtedness incurred pursuant to Section 4.9(k) determined on a consolidated basis, to (ii) the Consolidated Net Worth of such Person.

     "Indenture" means this Indenture as originally executed or as amended or
      ---------
supplemented from time to time pursuant to applicable provisions of this Indenture.

     "Interest Payment Date" means the stated maturity of an installment of
      ---------------------
interest on the Notes as set forth in Exhibit A hereto.

     "Interest Rate" shall mean the interest rate of 14-1/2% per annum
      -------------
payable on the principal amount of the Securities.

     "Interest Swap Obligations" means the obligations of any Person pursuant
      -------------------------
to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Junior Indebtedness" means any Indebtedness of the Company and its
      -------------------
Subsidiaries, whether outstanding at the date hereof or incurred thereafter, that is subordinate in right of payment to the Securities at least to the same extent as the Securities are subordinated to Senior Indebtedness and which does not mature or have any mandatory redemptions or prepayments in respect thereof prior to the final scheduled maturity date of the Securities.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Material Acquisition" means any merger, consolidation, acquisition or
      --------------------
lease of assets, acquisition of securities or other business combination or acquisition, or any two or more such transactions if part of a common plan to acquire a business or group of related businesses, if the assets thus acquired in the aggregate would constitute a Significant Subsidiary of the Company (if such businesses or assets were organized in the corporate form) immediately preceding such transaction.

     "Merger" means the merger on October 31, 1989 of Alco Health Distribution
      ------
Corporation with and into Alco, which continued as the surviving corporation.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of
      ----------------
November 14, 1988, pursuant to which the Merger was effected.

     "Net Proceeds" with respect to any sale or other disposition of a
      ------------
Business Segment, means (i) cash (freely convertible into U.S. dollars) received by the Company or any Subsidiary for such sale or other disposition, after (a) provision for all income or other taxes measured by or resulting from such sale or other disposition, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and (c) deduction of appropriate amounts to be provided by the Company or a Subsidiary, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such Business Segment and retained by the Company or a Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such Business Segment and (ii) promissory notes received by the Company or any Subsidiary from such sale or other disposition upon the liquidation or conversion of such notes into cash.

     "Net Working Capital" shall mean, with respect to any Person, for any
      -------------------
date for which it is to be determined, (i) the sum of such Person's inventory, trade receivables and prepaid expenses, minus (ii) the sum of such Person's accrued expenses payable and trade payables, as each of such items would appear on the consolidated balance sheet of such Person and its Subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistently applied.

     "Obligations" means, with respect to any Indebtedness, any principal,
      -----------
interest (including, without limitation, any interest accruing subsequent to an event specified in Sections 6.1(v) and 6.1(vi)), penalties, fees, expenses and other monetary liabilities payable under the documentation governing such Indebtedness.

     "Officer" of any Person means the Chairman of the Board, the President,
      -------
any Senior or Executive Vice President, and Vice President, the Treasurer, the Secretary or the Controller of such Person.

     "Officers' Certificate" means a certificate signed by two Officers of any
      ---------------------
Person conforming to the requirements set forth in Sections 11.4 and 11.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee (the counsel may be an employee of or counsel to the Company) conforming to the requirements set forth in Sections
11.4 and 11.5. For the purpose of rendering an opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by Officers and directors of the Company and upon such other documents as such counsel deems appropriate as a basis of his or their opinion, copies of which shall be delivered with such opinion.

     "Person" means any individual, corporation partnership, joint venture,
      ------
trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock Dividends" with respect to any Person for any period
      -------------------------
means the aggregate dividends and other distributions on or in respect of or to the holders of any preferred stock of such Person or its Subsidiaries paid during such period provided, however, that such term shall not include any
                   --------  -------
such dividends or distribution paid to any Person who is an Affiliate.

     "Redemption Date" means, with respect to any Security to be redeemed, the
      ---------------
date fixed for such redemption pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Security to be
      ----------------
redeemed, the price fixed for such redemption pursuant to this Indenture as set forth in paragraph 5 of the form of such Security.

     "Refinancing Debentures" means any security issued by Holdings the
      ----------------------
proceeds of which are applied to refinance any or all of the Holdings
Debentures.

     "Responsible Officer" means when used with respect to the Trustee, any
      -------------------
officer within the Corporate Trust Office of the Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission and any government
      ---
agency succeeding to its functions.

     "Securities" or "Notes" means the Notes of the Company issued pursuant to
      ----------      -----
this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and all
      --------------
rules and regulations promulgated by the SEC thereunder.

     "Shares" means those shares of Holdings' Class C Common Stock, par value
      ------
$.01 per share, which were sold in units with the Company's 14-1/2% Senior Subordinated Notes due 1999 issued pursuant to the Indenture dated as of September 25, 1989 between the Company and Mellon Bank, N.A., as Trustee.

     "Significant Subsidiary" means any Subsidiary, the assets, operating
      ----------------------
revenues or EBIT of which constitutes 10% or more of the assets, operating revenues or EBIT of the Company as determined on a consolidated basis in conformity with generally accepted accounting principles.

     "Specified Senior Indebtedness" means any issue of Senior Indebtedness
      -----------------------------
(other than Bank Debt) having a principal amount of at least $50,000,000. For purposes of this definition, a refinancing of any Indebtedness shall be treated as such only if it ranks or would rank on a pari passu basis with the
                                                    ---- -----
Indebtedness refinanced.

     "Subordinated Indebtedness" means any Indebtedness (whether outstanding
      -------------------------
on the date of the Indenture or hereafter created) which, pursuant to the terms of the instrument creating or evidencing the same is subordinate in right of payment to the Securities, to which issues the Securities shall be senior in right of payment.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is at the time owned in the aggregate, directly or indirectly, by such Person and its Subsidiaries.

     "Tender Offer" means the tender offer described in the Company's Offer to
      ------------
Purchase dated November 18, 1988.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-
      ---
77bbbb) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in this Indenture until a
      -------
successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

Section 1.2.  Other Definitions.
              -----------------

                                      Defined in
          Term                         Section
          ----                         -------

   "Asset Sale Accelerated
    Payment Date"....................      3.8
   "Asset Sale Offer"................      3.8



   "Asset Sale Offer Amount".........      3.8
   "Bankruptcy Law"..................      6.1
   "Custodian".......................      6.1
   "Event of Default"................      6.1
   "Legal Holiday"...................     11.7
   "Paying Agent"....................      2.3
   "Payment Blockage Period".........     10.4
   "Registrar".......................      2.3
   "Refinancing Indebtedness"........      4.9(f)
   "Representative"..................     10.2
   "Repurchase Date".................      3.7
   "Restricted Payments".............      4.7(d)
   "Senior Indebtedness".............     10.2
   "U.S. Government Obligations".....      8.1

Section 1.3.   Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC;
      ----------

     "indenture securities" means the Securities;
      --------------------

     "indenture security holder" means a Securityholder;
      -------------------------

     "indenture to be qualified" means this Indenture;
      -------------------------

     "indenture trustee" or "institutional trustee" means the Trustee; and
      -----------------      ---------------------

     "obligor" on the Securities means the Company.
      -------

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.4.  Rules of Construction.
              ---------------------

     Unless the context otherwise requires:

     (i)  a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

     (iii) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the Period as to which such accounting principles are to be applied;

     (iv)  "or" is not exclusive;

     (v) words in the singular include the plural, and in the plural include the singular;

     (vi)  provisions apply to successive events and trans-actions; and

     (vii) all ratios and computations based on generally accepted accounting principles contained in this Indenture shall be computed in accordance with generally accepted accounting principles except that calculations made for the purpose of determining compliance with the terms of the covenants set forth in Article IV and other provisions of this Indenture shall utilize accounting principles and policies in effect at the time of preparation of, and in conformity with those used to prepare, the historical financial statements of the Company for the fiscal year ended September 30, 1988. Notwithstanding anything to the contrary contained herein, each accounting term used herein shall be used as if, and each financial test shall be calculated as if, the Company and its Subsidiaries valued inventory on a FIFO basis (other than with respect to the calculation of taxes) and without regard to the effects of Emerging Issues Task Force 86-16.

                                 ARTICLE II

                               THE SECURITIES

Section 2.1  Form and Dating.
             ---------------

     The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities shall be generally designated as the Company's "14- 1/2% Senior Subordinated Notes due 1999, Series A." Each Security shall be dated the date of its authentication. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage which will be provided by the Company.

     The terms and provisions contained in the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2  Execution and Authentication.
             ----------------------------

     Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until executed on behalf of the Company and authenticated by the manual signature of the Trustee. The signature of the Trustee or an authenticating agent shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue in an aggregate principal amount up to $166,134,000 upon written order of the Company signed by two Officers. The order shall specify the amount of Securities to be authenticated and the date upon which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed (except as provided by Section 2.7) the aggregate principal amount of Securities permitted to be issued pursuant to the first sentence of this paragraph.

     The Trustee may appoint an authenticating agent reasonable acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. An authenticating agent may authenticate Securities on behalf of the Trustee, except upon original issuance and pursuant to Section
2.7. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, a Subsidiary or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.3  Registrar and Paying Agent.
             --------------------------

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where notices or demands to or upon the Company in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent.

     The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity to act as Registrar or Paying Agent, the Trustee shall act as such. The Company, any Subsidiary or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

     The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands under this Indenture.

Section 2.4  Paying Agent to Hold Money in Trust.
             -----------------------------------

     On or prior to the due date of principal of and interest on any Securities, the Company shall deposit with the Paying Agent money sufficient to pay such principal and/or interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee in writing of any failure by the Company (or any other obligor on the Securities) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The

Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee. If the Company, any Subsidiary or any of their Affiliates acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.5  Securityholder Lists.
             --------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days prior to each semiannual interest payment date for the Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6  Transfer and Exchange.
             ---------------------

     When Securities are presented to the Registrar or a co-registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided that a Security presented or surrendered for
                     --------
registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Trustee, in the event the Trustee is not then the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The registration of any Security upon transfer or exchange shall be effective only after the surrender of the Security and the issuance by the Company and authentication by the Trustee of replacement Securities. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. The Company will not make any service charge for any registration of transfer or exchange but may require payment by the party requesting such registration of a transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 9.5).

     The Company shall not be required to, and without the prior written consent of the Company, the Registrar shall not register the transfer or exchange of (i) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (ii) any Security for a period of 15 days before a selection of Securities to be redeemed.

Section 2.7  Replacement Securities.
             ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, at the Company's request, shall authenticate a replacement Security if the requirements of the Trustee and Company are met, provided that the Trustee shall not be required to
                     --------
authenticate or replace any such Security which has been called for redemption in accordance with the terms thereof. If required by the Trustee or the Company, an indemnity bond must be provided that is sufficient in the judgment of each to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Securityholder who has lost a Security for its expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

Section 2.8  Outstanding Securities.
             ----------------------

     The Securities outstanding at any time are all Securities executed on behalf of the Company and authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, a Subsidiary or an Affiliate holds such Security.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding and interest ceases to accrue unless the Company and the Trustee receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser.
     ---- ----

     If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

Section 2.9  Treasury Securities.
             -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, a Subsidiary or an Affiliate of the Company or an Affiliate of any thereof, shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities owned by the Company, a Subsidiary or an Affiliate of the Company which have been pledged in good faith may be regarded as outstanding if the Trustee receives an Officers' Certificate stating that said Securities have been so pledged, that the pledgee is entitled to vote with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities, a Subsidiary or an Affiliate of the Company, or a Subsidiary of such other obligor.

Section 2.10  Temporary Securities.
              --------------------

     Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee, upon receipt of a written order of the Company signed by two Officers, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Section 2.11  Cancellation.
              ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment, replacement or cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be destroyed in accordance with the ordinary customs and practices of the Trustee.

Section 2.12  CUSIP Numbers.
              -------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such
                                                       --------
notice shall state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13  Defaulted Interest.
              ------------------

     If the Company fails to make a payment of interest on the Securities, it shall pay such interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner reasonably satisfactory to the Trustee. The payment date shall be no less than 15 days after such special record date. At least 15 days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, payment date and amount of such interest to be paid.

Section 2.14  Home Office Payment Agreements.
              ------------------------------

     Cash payments of interest on, and all or any portion of the principal of, any Security shall be made by check to the Holder; provided, however, so long as any Holder shall own Securities with an aggregate principal amount greater than $1 million such Holder may elect to have any payments to such Holder of principal (other than in complete redemption) and interest due by wire transfer in immediately available funds by 12:00 noon local time or as soon thereafter as practicable, at the location of such Holder's account; on the date of payment to such account as specified by separate written notice to the Trustee (with a copy to the Company) by such Holder (providing sufficient information with such wire transfer to identify the source and application of the funds and requesting the bank to send a credit advice thereof to such Holder), or to such other account or in such other similar manner as such Holder may designate to the Trustee (with a copy to the Company) in writing. Each Holder electing to have home office payments (or the person for whom such Holder is a nominee) shall, before selling, transferring or otherwise disposing of any such Security, make a notation thereon, or submit the same to the Trustee for notation thereon, of the date to which interest has been paid thereon and the amount of all redemptions previously made thereon, or surrender the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The final payment of principal on a Security may be made only upon presentment of such Security to the Trustee. The Company will indemnify and save the Trustee, its directors, officers, agents and employees, harmless against any liability resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such notice or which the Trustee may incur as a result of making any payment in accordance with any such notice.

                                 ARTICLE III

                                 REDEMPTION

Section 3.1  Notices to Trustee.
             ------------------

     If the Company elects to redeem all or any of the Securities pursuant to the provisions of this Article III and paragraph 5 of the Securities, at least 60 days before a Redemption Date, or such shorter period as shall be satisfactory to the Trustee, it shall deliver to the Trustee an Officers' Certificate specifying the Redemption Date, the principal amount of Securities to be redeemed on the Redemption Date, the specific paragraph of the Securities pursuant to which the Securities being called for redemption are being redeemed and the Redemption Price.

Section 3.2  Selection of Securities to be Redeemed.
             --------------------------------------

     If less than all of the Securities are to be redeemed, the Trustee shall select Securities to be redeemed, pro rata, by lot or by a method that
                                  --- ----
complies with the requirements of any exchange on which the Securities are listed and that the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section 3.3  Notice of Redemption.
             --------------------

     At least 30 days, but in any event not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at his address as it appears in the Securities register maintained by the Registrar.

     The notice shall identify the Securities to be redeemed and shall state:

     (1)  the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3) if any Security is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000) of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

     (4)  the name and address of the Paying Agent;

     (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest to the Redemption Date;

     (6) the paragraph of the Securities or the Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

     (7) that, unless the Company defaults in making payment of the Redemption Price and accrued interest to the Redemption Date, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Trustee or the Paying Agent; and

     (8) the Security's CUSIP number (subject to the proviso in Section
  2.12).

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date or such shorter period as may be satisfactory to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Concurrently with the giving of any such notice by the Company to the Securityholders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

Section 3.4  Effect of Notice of Redemption.
             ------------------------------

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to the Redemption Date. Unless the Company defaults in making payment of the Redemption Price and accrued interest to the Redemption Date, interest on the Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent.

Section 3.5  Deposit of Redemption Price.
             ---------------------------

     On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company is acting as its own Paying Agent the Company shall segregate and hold in trust) in federal or other immediately available funds money sufficient to pay the Redemption Price of and accrued interest to the Redemption Date on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     If any Security called for Redemption shall not be so paid (in the manner provided in Section 4.1) on the applicable Redemption Date, interest shall be paid, from the Redemption Date until such Redemption Price is paid, on the unpaid principal and, to the extent permitted by law, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Securities. Prior to the date such Redemption Price and accrued interest is paid, the Company shall deposit with the Trustee or the Paying Agent (or if the Company is acting as its own Paying Agent, the Company shall segregate or hold in trust) money to pay the additional interest contemplated by the previous sentence.

Section 3.6  Securities Redeemed in Part.
             ---------------------------

     Upon surrender of a Security that is redeemed in part, the Company shall issue, and the Trustee shall authenticate for the Holder at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7  Mandatory Redemption or Repurchase.
             ----------------------------------

     In addition to any repurchases required by Sections 3.8, 4.11 and 4.21 hereof, if, for the 12 month period ending on each of August 31, 1996 and 1997, the Company's Consolidated Fixed Charge Ratio (as defined) exceeds 1.5 to 1, the Company shall be required, within 90 days from such August 31 (the "Repurchase Date"), to optionally redeem or otherwise repurchase in the open market and retire 5% and 10%, respectively, of the principal amount of Notes offered hereby. Notwithstanding the requirement of the preceding sentence, the Company shall not be required to make such redemption or repurchase until such time, and to the extent, funds become available under the Credit Agreement or any successor or replacement facility. In addition, on August 31, 1998, the Company shall redeem $87,500,000 million in aggregate principal amount of the Securities at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued interest thereon to the Redemption Date. The Company may reduce the principal amount of Notes to be redeemed pursuant to this Section by subtracting 100% of the principal amount of any Notes that the Company has previously acquired and surrendered for cancellation or that the Company has repurchased or redeemed on or prior to the Redemption Date or the Repurchase Date and, in the case of a mandatory repurchase, which have not previously been used as a credit against a prior mandatory repurchase.

Section 3.8  Offer to Repurchase by Application of Net Proceeds.
             --------------------------------------------------

     Within 10 days after the occurrence of any event requiring the Company to offer to repurchase Securities pursuant to the provisions of Section 4.11 hereof, the Company shall deliver to the Trustee an Officers' Certificate stating that such event shall have occurred. In addition to such Officers' Certificate, the Company shall deliver to the Trustee an Opinion of Counsel stating that the Asset Sale Offer (as defined below) is being made in compliance with all applicable law. Within 30 days after the occurrence of any event requiring the Company to offer to repurchase Securities pursuant to the provisions of Section 4.11 hereof, the Company shall mail or cause the Trustee to mail (in the Company's name and expense) an offer to repurchase (the "Asset Sale Offer") an aggregate principal amount of Securities equal to the Net Proceeds of an Asset Sale (the "Asset Sale Offer Amount") at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Asset Sale Accelerated Payment Date (as defined below) to all Holders of Securities. The Asset Sale Offer shall remain open for a period of twenty Business Days following the mailing of the notice and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the date of such purchase being referred to herein as the "Asset Sale Accelerated Payment Date"), the Company shall purchase the Asset Sale Offer Amount of such Securities tendered on a pro rata
                                                                      --- ----
basis (with such adjustments as may be deemed appropriate by the Company so that only securities denominations of $1,000, or integral multiples thereof, shall be purchased) or, if less than the Asset Sale Offer Amount has been tendered, all such Securities tendered in response to the Asset Sale Offer.

     If the Asset Sale Accelerated Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any interest accrued to the Asset Sale Accelerated Payment Date but unpaid will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

     Upon the commencement of any Asset Sale Offer, the Company or the Trustee, at the written request of the Company, shall send, by first class mail, a notice to each of the Holders. The notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company that is (or would be, if the Company were subject to the reporting requirements of the Exchange
Act) required to be contained in a Quarterly Report on Form 10-Q for the fiscal quarter ending prior to the quarter in which such Asset Sale Offer is made if such fiscal quarter is one of the Company's first three fiscal quarters. If the fiscal quarter ending prior to the quarter in which the Asset Sale Offer is made is the Company's last fiscal quarter, a copy of the Company's most recent financial statements, including any notes thereto, and an auditors' report by Ernst & Young or another accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" shall either accompany the notice or be delivered to Holders not less than 15 days before the Asset Sale Accelerated Payment Date. The notice shall contain instructions indicating how Holders may tender Securities pursuant to the Asset Sale Offer. The notice, which shall set forth the terms of the Indenture governing the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this
     Section 3.8 and the length of time the Asset Sale Offer will remain open;

          (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Accelerated Payment Date;

          (c) that any Security not tendered or accepted for payment will continue to accrue interest;

          (d) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Accelerated Payment Date;

          (e) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer will be required to tender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice on or before the last day of the Asset Sale Offer Period;

          (f) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than on or before the last day of the Asset Sale Offer Period, a telegram, telex, facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (g) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with
                                                      --- ----
     such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     On or before an Asset Sale Accelerated Payment Date, the Company shall, to the extent lawful, (i) accept for payment on a pro rata basis (with such
                                                  --- ----
adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased) the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price (including accrued interest) of all Securities or portions thereof so accepted, (iii) deliver or cause the depositary or Paying Agent to deliver to the Trustee the Securities so accepted and (iv) deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof are accepted for payment by the Company in accordance with the terms of this Section 3.8 and, if the Company has appointed a depositary or Paying Agent, that sufficient funds have been deposited with such depositary or Paying Agent to pay the purchase price (including accrued interest) on such Securities or portions thereof accepted for payment. The depositary, the Paying Agent or the Company shall promptly (but in any case not later than five Business Days after the Asset Sale Accelerated Payment Date) mail to each tendering Securityholder an amount equal to the purchase price of the Securities tendered by such Securityholder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any

Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Accelerated Payment Date in a financial newspaper of widespread circulation in the City of New York.

                                 ARTICLE IV

                                  COVENANTS

Section 4.1  Payment of Securities.
             ---------------------

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal (including any redemption or repurchase of Securities pursuant to Article III), or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money (or if the Company is its own Paying Agent, on the date such money is segregated in trust) designated for and sufficient to pay the installment if payment thereof is not prohibited pursuant to the terms of this Indenture. Interest payable on any Interest Payment Date on and after the date on which the Bank Debt (and any refinancing thereof) has been paid in full shall be payable only in cash.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the full extent permitted thereby) on overdue principal at the rate then borne by the Securities; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the full extent permitted thereby) on overdue installments of interest at the same rate to the extent legally permitted.

Section 4.2  Maintenance of Office or Agency.
             -------------------------------

     The Company will maintain in the Borough of Manhattan, New York, New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where at all times the Securities may be surrendered for registration of transfer or exchange and where at all times the notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

     The Company may also designate from time to time one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve
- --------
the Company of its obligation so to designate as aforesaid an office or agency in the Borough of Manhattan, New York, New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Trustee's Corporate Trust Office, as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3  Corporate Existence.
             -------------------

     Subject to Article V, Section 4.11 and Section 4.15, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary of the Company and the rights (charter and statutory), licenses and corporate franchises of the Company and its Subsidiaries; provided that the Company shall not be
                                  --------
required to preserve any such existence (except of the Company), right or franchise if the Board of Directors of the Company or of the Subsidiary concerned shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.4  SEC Reports and Reports to Securityholders.
             ------------------------------------------

     (a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act ("SEC Reports"). The Company shall file SEC Reports with the Trustee and the SEC in accordance with the requirements of the previous sentence at all times, whether or not the Company is subject to the requirements of such Sections 13 or 15(d). The Company also shall comply with the other provisions of TIA Section 314(a).

     (b) So long as any of the Securities remain outstanding, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing or furnishing to shareholders. The Company shall furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, whether or not so required by the Exchange Act. In each report required to be mailed to the Holders pursuant to this Section 4.4(b), the Company shall include a calculation of the Consolidated Fixed Charge Ratio and a description, in reasonable detail, of its component parts for the period covered by such report.

Section 4.5  Compliance Certificate; Notice of Defaults.
             ------------------------------------------

     (a) The Company shall deliver to the Trustee within 45 days after the end of each fiscal quarter of the Company and within 90 days after the end of each fiscal year of the Company an Officers' Certificate, conforming to the requirements set forth in Sections 11.4 and 11.5 hereof, stating a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled in all material respects its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Indenture applicable to it and that it is not in default in any material respect in the performance or observance of any of the terms, provisions and conditions hereof applicable to it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company has taken, is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company has taken, is taking or proposes to take with respect thereto. Any Officers' Certificate delivered pursuant to this Section 4.5(a) shall comply with the requirements of Section 314(a)(4) of the TIA.

     (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof; provided that, without any restriction as to the scope of the audit
         --------
examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

     (c) The Company shall deliver to the Trustee as soon as possible and in any event within 10 days after the occurrence of each Event of Default which is continuing, an Officers' Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

Section 4.6  Waiver of Stay, Extension or Usury Laws.
             ---------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.7  Limitation on Restricted Payments.
             ---------------------------------

     Subject to the other provisions of this Section 4.7, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of the Company's or such Subsidiary's Capital Stock, partnership interests or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Company or a Subsidiary and other than dividends or distributions payable to the Company or a wholly owned Subsidiary of the Company);

          (b) make any loan advance, extension of credit or investment in any Affiliate or Subsidiary other than a Subsidiary wholly owned, either directly or indirectly, by the Company;

          (c) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, Holdings, any Subsidiary or other Affiliate of the Company or Holdings held by any Person other than the Company or a wholly owned Subsidiary of the Company; or

          (d)  voluntarily prepay Indebtedness that is pari passu with, or
                                                       ---- -----
     subordinated to, the Securities, other than as specifically permitted by the terms hereof and other than Indebtedness which matures or has any mandatory redemptions or prepayments in respect thereof prior to the final scheduled maturity date of the Securities (all such dividends, distributions, purchases, redemptions or other acquisitions, retirements and prepayments being collectively referred to as "Restricted Payments"),

If, at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing,

          (ii) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, Consolidated Net Worth of the Company
                         --- -----
     does not exceed $265 million,

          (iii) the Company's Consolidated Fixed Charge Ratio is less than 2.0 to 1 after giving pro forma effect to such Restricted Payment by
                       --- -----
     subtracting the amount of such Restricted Payment from the amount of Consolidated Gross Cash Flow used in calculating the Consolidated Fixed Charge Ratio, or

     (iv) such Restricted Payment, together with the aggregate of all other Restricted Payments (valued as set forth below) made after the satisfaction of the conditions in clauses (ii) and (iii) above, exceeds the sum of (x) 25% (or 33% after the Company's Consolidated Net Worth is equal to or greater than $350 million) of the amount of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after the initial satisfaction of the condition in clause (ii) above to the end of the Company's most recently ended fiscal quarter at the time of such Restricted Payment plus (y) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by the Company from the issue or sale of (A) Equity Interests or warrants, options or rights to acquire Equity Interests of the Company subsequent to the date hereof (other than Equity Interests issued or sold to a Subsidiary and other than Disqualified Interests), or (B) any Indebtedness or other security convertible into any such Equity Interest that has been so converted.

     For the purposes of the foregoing, the net proceeds from the issuance of Equity Interests of the Company or any Subsidiary Issued upon conversion of debt securities shall be deemed to be the net book value of such debt securities at the date of conversion (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares. For purposes of this paragraph, the net book value of a security shall be the amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion.

     For purposes of determining under clause (iv) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value, as determined in good faith by the Board of Directors of the Company.

     The provisions of this Section 4.7 shall not prohibit:

          (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with the provisions hereof; or

          (B) the retirement of any of the Company's Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a

     Subsidiary) of, other Equity Interest (other than Disqualified
     Interests); or

          (C) Restricted Payments to finance loans made to management employees (i) in the ordinary course of business or (ii) in an aggregate principal amount outstanding at any time not to exceed $1,000,000 in connection with the exercise of employee stock options and any costs or expenses (including taxes) incurred in connection therewith; or

          (D) Restricted Payments made to refinance Indebtedness subordinated in right of payment to the Securities with the proceeds of Indebtedness permitted by Section 4.9(e); or

          (E) Restricted Payments required to be made pursuant to Section 262(i) of the Delaware General Corporation Law (or any successor statute) or payments pursuant to settlement agreements with holders of Shares that have perfected appraisal rights thereunder in an amount not in excess of $31 per Share; or

          (F)  [Intentionally Omitted.]

          (G)  [Intentionally Omitted.]

          (H)  [Intentionally Omitted.]

          (I) Restricted Payments to redeem prior to maturity Alco's 6 1/4% convertible subordinated debentures due 2001.

          (J) Restricted Payments to Holdings in an amount necessary to meet the cash requirements of Holdings to pay interest on the Holdings Debentures in any 6 month period; provided, that (i) no Event of
                                       --------
     Default or event which with the giving of notice or passage of time would constitute an Event of Default shall occur after giving effect to such Restricted Payments; (ii) the Indebtedness to Net Worth Ratio of the Company is not more than 2.9 to 1 at the time of, and after giving effect to, such Restricted Payment, (iii) Consolidated Net Worth of the Company is more than $160 million at the time of, and after giving effect to, such Restricted Payment, and (iv) the Consolidated Fixed Charge Ratio of the Company is more than 1.5 to 1 after giving pro forma effect to such
                                                    --- -----
     Restricted Payment by
     subtracting the amount of such Restricted Payment from the amount of Consolidated Gross Cash Flow used in calculating the Consolidated Fixed Charge Ratio; or

          (K) Restricted Payments to Holdings to allow Holdings to pay income taxes, provided that such Restricted Payments may not exceed the lesser of (i) income taxes actually paid by Holdings and (ii) the amount of income taxes which would be paid by the Company if it were the tax paying entity; or

          (L) Restricted Payments to Holdings to finance the purchase from terminated management employees of the Company of Capital Stock or Indebtedness of Holdings provided that the aggregate amount of such Restricted Payments which may be outstanding at any time may not exceed $5 million; and provided further that if such amounts are not repaid by Holdings to the Company within six months of such advance, the amount available for Restricted Payments shall be reduced by the amount of such Restricted Payment until repaid to the Company;

          (M) Restricted Payments for (i) actual legal, accounting and other operating expenses (which shall not in any event include any interest payments on Indebtedness or management or similar fees) of Holdings to the extent reasonably necessary to permit Holdings to perform its obligations under the Holdings Debentures (other than the payment of interest), subscription and stockholder agreements pursuant to which Company Common Stock is issued or issuable and the transactions and matters contemplated thereby including the obtaining of officers' and directors' liability insurance and indemnification agreements or (ii) actual fees and expenses incurred in connection with the refinancing by Holdings of the Holdings Debentures; or

          (N) Restricted Payments to Holdings which are used by Holdings to finance the repurchase of common stock of Holdings or the redemption of Holdings Debentures, for an aggregate repurchase or redemption price not in excess of $1,500,000 plus accrued interest on the Holdings Debentures, if (i) such repurchase and/or redemption occurs substantially simultaneously with (x) the sale of common stock (or the granting of options to purchase common stock) or Holdings

     Debentures for cash to management employees of Alco and its Subsidiaries, or (y) the surrender by management employees of Alco and its Subsidiaries of options to purchase the common stock of Alco, and (ii) the amount paid by Holdings in respect of such repurchase or redemption does not exceed the aggregate of the cash proceeds so received and value of Alco common stock options so surrendered.

Section 4.8  Limitation on Dividend and Other Payment Restrictions Affecting
             ---------------------------------------------------------------
             Subsidiaries.
             -----------------

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company, (b) make loans or advances to the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reasons of (i) applicable law, (ii) this Indenture, (iii) the Credit Agreement or any agreement with respect to Refinancing Indebtedness (as defined in Section 4.9(f)), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (v) customary restrictions contained in agreements with suppliers or customers, (vi) any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person other than the Person so acquired, or (vii) Indebtedness existing on the date hereof.

Section 4.9  Limitation on Additional Indebtedness.
             -------------------------------------

     (a) Subject to the other provisions of this Section 4.9, the Company will not, nor will it permit any of its Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness other than the Securities unless the Company's Consolidated Fixed Charge Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed would have been at least 1.5 to 1, determined on a pro forma basis
     --- -----

(including a pro forma application of the net proceeds of such Indebtedness and
             --- -----
after giving effect on a pro forma basis to any acquisition of assets as if such
                         --- -----
acquisition had occurred at the beginning of such period) as if the additional Indebtedness had been created, incurred, assumed or guaranteed at the beginning of the period.

     (b) Notwithstanding the foregoing, the limitations of this Section 4.9 shall not apply to existing Indebtedness of Alco or its Subsidiaries which remained outstanding immediately after the Merger or the incurrence by the Company of Indebtedness represented by the Securities or Indebtedness pursuant to the Credit Agreement in an aggregate principal not to exceed $350 million, less any amounts required to be repaid (and which may not be reborrowed) in accordance with the repayment provisions of the Credit Agreement as in effect at the date hereof, without giving effect to any amendments, alterations or waivers of any provisions thereof.

     (c)  The limitation of Sections 4.9(a) hereof notwithstanding, the
Company and its Subsidiaries may create, incur, assume or guarantee additional Indebtedness in connection with or arising out of obligations for property acquired in the ordinary course of business or other similar financing transactions of up to an aggregate of $10 million at any one time outstanding; provided, however, that the Company and its Subsidiaries may create, incur,
- --------  -------
assume or guarantee additional Indebtedness in connection with or arising out of Capital Lease obligations or purchase money indebtedness of up to an aggregate of $5 million per fiscal year.

     (d) The limitations of Section 4.9(a) hereof notwithstanding, the Company and its Subsidiaries may create, incur or assume other Indebtedness of up to an aggregate principal amount of $35 million, all or a portion of which may be Indebtedness pursuant to the Credit Agreement.

     (e)  The limitations of Section 4.9(a) hereof notwithstanding, the
Company or a Subsidiary of the Company may create, incur or assume
Indebtedness the proceeds of which are used to refinance outstanding Indebtedness (other than borrowings under the Credit Agreement) of the Company or any of its Subsidiaries in a principal amount (or, if such Indebtedness is issued with original issue discount, in a principal amount equal to the original issue price of such Indebtedness plus accretion, if any) not to exceed the principal amount so refinanced; provided that Indebtedness the
                                           --------
proceeds of which are used to refinance the Securities or other Indebtedness of the Company
which is subordinated in right of payment to the Securities shall only be permitted (l) if the Securities are refinanced in part, such Indebtedness is expressly made pari passu or subordinate in right of payment to the remaining
               ---- -----
Securities, (2) if the Indebtedness to be refinanced is subordinated in right of payment to the Securities, the Indebtedness incurred in the refinancing is subordinated in right of payment to the Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities, and (3) if the Securities are refinanced in part or if the Indebtedness to be refinanced is subordinated in right of payment to the Securities and matures after the maturity date of the Securities, such Indebtedness determined as of the date of incurrence does not have a final maturity (after assuming the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity thereof) prior to the final scheduled maturity date of the Securities; and provided, further, that in no event shall any Subsidiary of the
                --------
Company, create, incur or assume any Indebtedness the proceeds of which are used to refinance Indebtedness of the Company.

     (f) The limitations of Section 4.9(a) hereof notwithstanding, the Company may create, incur or assume any Indebtedness (including commercial paper) that serves to refund or refinance all or any portion of borrowings then outstanding under the Credit Agreement (the "Refinancing Indebtedness"), provided that such Refinancing Indebtedness is in an aggregate principal
- --------
amount not greater than the greater of (i) the aggregate principal amount of such Indebtedness outstanding at the time of the refunding or refinancing and
(ii) 90% of the sum of, as determined on a consolidated basis at the time of the refunding or refinancing, its (a) accounts receivable, (b) inventory valued on a FIFO basis and (c) the fair market value of property, plant and equipment; provided, however, that in no event may the aggregate principal
           --------
amount of such Refinancing Indebtedness exceed $350 million.

     (g) The limitations of Section 4.9(a) hereof notwithstanding, the Company or a Subsidiary of the Company may create, incur or assume Indebtedness (a) under Interest Swap Obligations, (b) evidenced by letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (c) for bank overdrafts that are repaid in three Business Days.

     (h) The limitations of Section 4.9(a) hereof notwithstanding, the Company or a Subsidiary of the Company may create, incur or assume Indebtedness in respect of performance bonds provided by the Company and its Subsidiaries in the ordinary course of business, and refinancings thereof.

     (i) The limitations of Section 4.9(a) hereof notwithstanding, the Company or any Subsidiary of the Company may create, incur or assume Indebtedness to the Company or a Subsidiary of the Company, or if such Indebtedness would be permitted as a Restricted Payment, to Holdings.

     (j) The limitations of Section 4.9(a) notwithstanding, the Company or a Subsidiary of the Company may create, incur or assume Indebtedness that constitutes an accrued expense or a trade payable which is overdue by more than 60 days.

     (k) The limitations of Section 4.9(a) hereof notwithstanding, the Company and its Subsidiaries may guarantee or assume Indebtedness of independent pharmaceutical stores in the ordinary course consistent with past practice in an aggregate principal amount at any time outstanding not in excess of $20 million.

     (l) The limitations of Section 4.9(a) hereof notwithstanding, the Company may create, incur or assume any Junior Indebtedness in an aggregate principal amount not to exceed $20 million at any time; provided, however,
                                                        --------
that the Consolidated Fixed Charge Ratio, after giving effect to the incurrence of such additional Junior Indebtedness shall be at least 1.2 to 1.

     (m) The limitations of Section 4.9(a) hereof notwithstanding, the Company will not permit any Subsidiary, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become liable with respect to, contingently or otherwise, any Indebtedness except as specifically permitted in Sections 4.9(b) through 4.9(1) with respect to Subsidiaries.

Section 4.10  Limitation on Material Acquisitions.
              -----------------------------------

     Except for the Merger neither the Company nor any Subsidiary shall participate as the acquiring party in a Material Acquisition unless:

     (a) no Default or Event of Default exists as a result of and after giving effect to the Material Acquisition;

     (b)  after giving effect to the Material Acquisition on a pro forma
                                                               --- -----
  basis and immediately thereafter, the Company
     shall (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) or (ii) have a Consolidated Fixed Charge Ratio of at least 1.3 to 1; provided, that, in the case of (ii) hereof, if such
                           --------
     Consolidated Fixed Charge Ratio is 1.5 or less, then the Consolidated Fixed Charge Ratio after giving effect to the transaction shall be at least equal to the Consolidated Fixed Charge Ratio prior thereto; and

          (c) subject to Article 5, any business acquired as part of a Material Acquisition shall be consolidated with or merged into or made a Subsidiary of the Company, and shall be in the same or related line of business as the Company and its Subsidiaries.

     The Company shall deliver to the Trustee, prior to the consummation of any proposed Material Acquisition, an Officers' Certificate stating that the proposed transaction complies with the requirements of this Section 4.10.

Section 4.11  Sale of Certain Business Segments.
              ---------------------------------

          (a) Neither the Company nor any of its Subsidiaries shall sell, lease, convey or otherwise dispose of, in any one or a series of related transactions, any Business Segment unless at least 75% of the proceeds therefor received by the Company or such Subsidiary, prior to giving effect to any assumption of indebtedness or liabilities by the purchaser of the Business Segment are in the form of cash.

          (b) The Company shall apply the Net Proceeds from an Asset Sale to either: (i) payment (scheduled or otherwise) of any Senior Indebtedness outstanding, (ii) to an investment in an asset or business in the same line of business of the Company or to expenditures in the business of the Company provided such investment or expenditure occurs within 360 days from receipt of such Net Proceeds or (iii) to an Asset Sale Offer pursuant to the provisions of Section 3.8 hereof. To the extent that the Company does not and is not required to apply any or all of the Net Proceeds in accordance with one or more of the foregoing clauses, then, if permitted pursuant to Section 4.7 hereof, the Company may make Restricted Payments. In the event the Company elects to apply such proceeds in accordance with clause (ii), the Company shall deliver an Officers' Certificate to the Trustee stating that such reinvestment has occurred. In the event the Net Proceeds from a single

     Asset Sale, whether received in a single transaction or series of transactions, exceed $75,000,000, the Company shall apply the Net Proceeds from an Asset Sale to either: (i) payment (scheduled or otherwise) of any Senior Indebtedness outstanding or (ii) to an Asset Sale Offer pursuant to the provisions of Section 3.08 hereof. To the extent that the Company does not and is not required to apply any or all of the Net Proceeds in accordance with one or more of the foregoing clauses, then, if permitted pursuant to Section 4.7 hereof, the Company may make Restricted Payments.

          (c) Simultaneously with the notification of such Asset Sale Offer to the Trustee as required hereby, the Company shall provide the Trustee with an Officers' Certificate setting forth the information required hereby to be included therein and in addition, setting forth the calculations used in determining the Asset Sale Amount.

          (d) In the event that the Company shall make any payment of Net Proceeds to the Trustee that should properly have been made by the Company in the prepayment of outstanding Senior Indebtedness pursuant to the provisions of this Section 4.11, such payment shall be held by the Trustee for the benefit of, and, upon written request, shall be paid forthwith over and delivered to, the appropriate Representative for application in accordance with the provisions of this Section 4.11. With respect to a Representative, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 4.11(d), and no implied covenants or obligations with respect to a Representative shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to a Representative and shall not be liable to a Representative if the Trustee shall distribute any such payment or any portion thereof to the Securityholders, except if such distribution is made as a result of the willful misconduct or gross negligence of the Trustee. If Net Proceeds are received by Securityholders that, pursuant to the provisions of this Section 4.11, should properly have been received by a Representative for the prepayment of Senior Indebtedness, the Securityholders who receive such Net Proceeds shall hold such Net Proceeds in trust for, and pay such Net Proceeds over to, the appropriate Representative.

          (e) Notwithstanding the provisions of this Section 4.11 or any other provision of this Indenture, the

     Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities pursuant to an Asset Sale Offer, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment with respect to the Securities to violate this Article. Only the Company, a Representative of Senior Indebtedness or a holder of an issue of Senior Indebtedness that has no Representative may give the notice. Nothing in this Section 4.11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

Section 4.12  Maintenance of Properties, etc.
              -------------------------------

     The Company shall, and shall cause each of its Subsidiaries to, maintain its properties and assets in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business.

     The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self insurance in the same form as is customarily maintained by companies similarly situated).

     The Company shall, and shall cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

     The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies which if not paid would have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole and except as contested in good faith and by appropriate proceedings.

Section 4.13  Limitation on Liens.
              -------------------

     The Company will not, and will not permit any Subsidiary to create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it securing Indebtedness (other than accrued expenses and trade payables) which is either pari passu with or subordinate to or otherwise
                          ---- -----
junior in right of payment to the Securities unless the Company will make or cause to be made effective provision whereby the Securities will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be so secured.

Section 4.14  [Intentionally Omitted.]
              ------------------------

Section 4.15  Liquidation or Dissolution.
              --------------------------

     Neither the Board of Directors nor the stockholders of the Company may adopt a plan of liquidation or dissolution that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, otherwise than substantially as an entirety (Article V of this Indenture being the Article hereof that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if the Company delivers in trust to the Trustee or Paying Agent (other than the Company or a Subsidiary) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Securities and also delivers to the Trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such action and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action had not been taken; provided, however, that the Company shall not make any liquidating or
- --------  -------
dissolution distributions until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating or dissolution distribution that it has complied with the provisions of this Section 4.15 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

Section 4.16   Prohibition Against Becoming an Investment Company.
               --------------------------------------------------

          The Company shall not, nor shall it permit a Subsidiary to, conduct its business or take any action so as to (i) require registration of the Company or any Subsidiary as an investment company under the Investment Company Act of 1940, or (ii) subject the Company or any Subsidiary to regulation as an investment company under the Investment Company Act of 1940 pursuant to an order to the SEC which remains unstayed and in effect for 60 days.

Section 4.17   No Senior Subordinated Indebtedness Other Than the Securities.
               -------------------------------------------------------------

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness and senior in any respect in right of payment to the Securities other than Indebtedness of the Company under the Credit Agreement guaranteed by Citicorp Venture Capital Ltd. ("CVCL") or any of its Affiliates in an aggregate principal amount of not greater than $20 million at any one time outstanding; provided, however, that additional borrowings are
                             --------  -------
otherwise unavailable to the Company (i) as advances in aggregate amounts exceeding the borrowing base provisions of the Credit Agreement or (ii) as a result of any default which has occurred and is continuing with respect to the financial covenants of the Credit Agreement at the time of incurrence by the Company of such Indebtedness.

Section 4.18   Restriction on Sale and Issuance of Subsidiary Stock.
               ----------------------------------------------------

          The Company will not permit any of its Subsidiaries to, directly or indirectly, issue, contingently or otherwise, any shares of its Capital Stock, including any rights, warrants or options with respect thereto, to any Person other than the Company or one or more wholly owned Subsidiaries.

Section 4.19   [Intentionally Omitted.]
               ------------------------

Section 4.20   Transactions with Shareholders and Affiliates.
               ---------------------------------------------

          The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or other assets or the rendering of any service or the making of any loan or advance or the guarantee of any indebtedness) with any holder of 10% or more of any class of equity securities of Holdings, any Subsidiary of Holdings or any Affiliates of any thereof or of any such holder, on terms that are materially less favorable to Holdings or such Subsidiary or Affiliate, as the case may be, than those which might be obtained at the time from persons who are not such a holder or Affiliate; provided that the foregoing
                                                     --------
restrictions shall not apply to any transaction between the Company and any of its wholly-owned Subsidiaries; provided, further, that the foregoing
                               --------  -------
restrictions shall not apply to (i) stock and debt purchase arrangements of Holdings and Alco with the employees of Alco and its Subsidiaries, and (ii) provided, further, that the foregoing restrictions shall not apply to any
- --------  -------
arrangements entered into on or prior to the date of the Indenture dated September 25, 1989 for the Company's 14-1/2 Senior Subordinated Notes due 1989 (the "Existing Indenture"), between the Company and/or Holdings and/or any of their respective Subsidiaries or Affiliates and CVCL and/or any of its Subsidiaries or Affiliates, for services rendered on or prior to the date of the Existing Indenture by CVCL.

Section 4.21   Change of Control.
               -----------------

          (a) If, at any time, (i) any issuance of shares of capital stock of Holdings or any sale, transfer or other disposition of any shares of capital stock of Holdings or the Holdings Debentures by any Person to any Person (other than an affiliate of CVCL or an officer, director or employee of CVCL or Alco) results in CVCL, its affiliates and officers, directors and employees of CVCL and Alco holding less than 50% of either (a) the total common equity interest in Holdings or the total voting power of all the outstanding shares of capital stock of Holdings entitled to vote in the election of directors of Holdings or
(b) the aggregate principal amount outstanding of Holdings Debentures or Refinancing Debentures, as the case may be, or (ii) Holdings owns less than 80% of the outstanding shares of voting stock of the Company (each, a "Change of Control"), each holder of Notes shall have the right to require that the Company repurchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in paragraph (b) below; provided, however, that a Change of Control
                                     --------  -------
pursuant to clause (i) of this sentence will be deemed not to have occurred if, at the time of any such issuance, sale, transfer or disposition, the Consolidated Fixed Charge Ratio is greater than 1.5 to 1. The Company hereby covenants that, prior to the mailing of the notice to holders provided for in paragraph (b) below, it will repay in full all Indebtedness under the Credit Agreement or offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender who has accepted such offer. The Company shall first comply with the covenant in the preceding sentence before the Company shall be required to repurchase Notes pursuant to this Section 4.21.

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each holder of Notes stating:

               (1) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

               (2) the circumstances and relevant facts regarding such Change of Control;

               (3) the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed); and

               (4) the instructions a holder must follow in order to have its Notes repurchased.

                                  ARTICLE V

                                MERGER, ETC.

Section 5.1    When Company May Merge, etc.
               ---------------------------

          The Company shall not consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of its assets to, any Person unless:

          (i) the Company shall be the continuing Person, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer or lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, expressly assumes by indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (iii) immediately before and after giving effect to such transaction no Default or Event of Default exists; and

          (iv) if as a result of such transaction, the corporation formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made (a) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) shall immediately after giving effect to the transaction on a pro
                                                                           ---
     forma basis either (i) be permitted to incur at least $1.00 of additional
     -----
     Indebtedness pursuant to Section 4.9(a) or (ii) have a Consolidated Fixed Charge Ratio of at least 1.1:1; provided, that, in the case of (ii) hereof,
                                     --------
     if such Consolidated Fixed Charge Ratio is 1.5:1 or less, then the Consolidated Fixed Charge Ratio after giving effect to the transaction shall be at least .1:1 greater than the Consolidated Fixed Charge Ratio prior thereto.

          Notwithstanding the foregoing (a) nothing in this Article 5 shall prohibit or restrict the Merger and (b) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any wholly owned Subsidiary or Subsidiaries of the Company.

          The Company shall deliver to the Trustee prior to the proposed transaction on Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.2    Successor Corporation Substituted.
               ---------------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets, of the Company in accordance with Section 5.1 the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power and will assume all obligations and covenants of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and thereafter the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor corporation which previously shall have become liable in the manner prescribed in this
Article V), shall be relieved of all obligations and covenants and shall no longer exercise any rights or powers under this Indenture and the Securities.

                                 ARTICLE VI

                            DEFAULTS AND REMEDIES

Section 6.1    Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (i) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article X hereof;

          (ii) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon acceleration, upon redemption, or otherwise, whether or not such payment shall be prohibited by the provisions of Article X;

          (iii) the Company fails to comply in any material respect with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture (including, without limitation, the Company's covenant to repay or offer to repay Indebtedness under the Credit Agreement under the circumstances described under Section 4.21), and the Default continues for the period and after the notice specified below;

          (iv) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or a Subsidiary of the Company (or the payment of which is guaranteed by the Company or a Subsidiary of the Company), in an amount or amounts over $10 million in the aggregate whether such Indebtedness or guarantee now exists or shall be created hereafter, and such default results in the acceleration of such Indebtedness which, together with the principal amount of any such other Indebtedness so accelerated, and then remaining unsatisfied, and in respect of which such acceleration has not been rescinded, aggregates in excess of $10 million;

          (v) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is unable to pay its debts as they become due;

          (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Subsidiary of the Company in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company or any Subsidiary,

          and in each case the order or decree remains unstayed and in effect for 60 days; or

          (vii) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or a Subsidiary of the Company and such judgment or judgments remain undischarged, unstayed or unbonded for a period of 60 days, provided that the aggregate of all such judgments remaining undischarged, unstayed or unbonded at the end of such 60-day period exceeds $10 million.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (iii) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25 percent in principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 25 percent of the principal amount of the Securities then outstanding.

Section 6.2    Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in clause (v) or (vi) of Section 6.1 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25 percent of the principal amount of the Securities then outstanding, by written notice to the Company, the Credit Agent, and to the Trustee if given by the Holders, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default specified in clause (v) or (vi) of Section 6.1 with respect to the Company occurs, all principal of and accrued but unpaid interest on the Securities then outstanding shall ipso facto become and be
                                                  ---- -----
immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the Securities then outstanding by written notice to the Trustee and the Credit Agent may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of or accrued but unpaid interest on the Securities which have become due solely because of the acceleration, have been cured or waived (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by the acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (iv) all payments then due to the Trustee and any predecessor Trustee under Section 7.7 have been made, and (v) in the event of a cure or waiver of a Default under clause (iv) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

Section 6.3    Other Remedies.
               --------------

          Subject to the provisions of Article X, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.4    Waiver of Past Defaults.
               -----------------------

          Subject to Sections 6.7 and 9.2, the Holders of at least a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Security as specified in clauses (i) or (ii) of Section 6.1. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5    Control by Majority.
               -------------------

          The Holders of at least a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability.

Section 6.6    Limitation on Suits.
               -------------------

          Except as provided in Section 6.2 or 6.7 of this Indenture, a Securityholder may not pursue a remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25 percent in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense;

          (iv) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

          (v) during such 30-day period the Holders of at least a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.7    Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, except for the provisions of Article X, the right of any Holder of a Security to receive payment of principal of or interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8    Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid on the Securities, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9    Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any other obligor on the Securities, its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10   Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First:    to the Trustee for amounts due under Section 7.7;

     Second: to holders of Senior Indebtedness, in accordance with Article X hereof;

     Third: to Securityholders for amounts due and unpaid on the Securities for principal (or premium, if any) and interest ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest, respectively; and

     Fourth: to the Company or any obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment of Securityholders pursuant to this
Section 6.10.

Section 6.11   Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                 ARTICLE VII

                                   TRUSTEE

Section 7.1    Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions delivered to the Trustee by the Company pursuant to this Indenture and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm the accuracy of mathematical calculations.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) Except as otherwise provided in Section 7.1(a), the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be obligated to pay interest on any money received by it unless otherwise agreed with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2    Rights of Trustee.
               -----------------

          Subject to Section 7.1;

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Section 11.4 and Section 11.5 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act either directly or indirectly through attorneys or agents and shall not be responsible for the misconduct or negligence of, any attorney or agent appointed and retained with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

     Indenture or any supplemental indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any Securityholder, pursuant to the provisions of this Indenture or any supplemental indenture, unless such Securityholder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereunder or thereby.

          (h) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, but the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonable see fit, or if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney. The Company shall reimburse the Trustee for all reasonable disbursements, advances and expenses incurred by it in connection with the performance of its duties under this paragraph (h); provided, however, that such
                                          --------  -------
     reimbursement shall be subject to the provisions of Section 7.7.

          (i) In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VII shall also be afforded to such Paying Agent and Registrar.

          (j) The Trustee shall not be charged with the knowledge of an Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Trustee receives written notice of such event.

Section 7.3    Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4    Trustee's Disclaimer.
               --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Securities other than its certificate of authentication.

Section 7.5    Notice of Defaults.
               ------------------

          If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 30 days after the occurrence thereof. Except in the case of a Default in payment of any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.6    Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after each May 15 following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and shall transmit reports required by TIA Section 313 by mail as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee in writing when the Securities are listed on any securities exchange.

Section 7.7    Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it in connection with the performance of its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.1 hereof.

          The Company shall indemnify the Trustee, its directors, officers, employees and agents, against any loss, liability, cost or expense incurred by it arising out of or in connection with the performance of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, which consent shall not be unreasonably withheld.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Securities. Such obligations shall survive the satisfaction and discharge of the Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (v) and (vi) of Section 6.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8    Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          Subject to TIA Section 310(b), the Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing, such resignation and discharge to become effective as provided in the last paragraph of this Section. The

Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (i)  the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Custodian or public officer takes charge of Trustee or its property; or

          (iv)   the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Securityholder who has been a Securityholder for at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          No Trustee hereunder shall be liable for the acts or omissions of any successor Trustee.

Section 7.9    Successor Trustee or Agent by Merger, etc.
               -----------------------------------------

          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, if such corporation complies with Section 7.10.

Section 7.10   Eligibility; Disqualification.
               -----------------------------

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise trust powers, shall be subject to supervision or examination by Federal or State authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b).

Section 7.11   Preferential Collection of Claims Against the Company.
               -----------------------------------------------------

          The Trustee shall be subject to, and the Trustee shall at all times comply with, TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                ARTICLE VIII

                           DISCHARGE OF INDENTURE

Section 8.1    Termination of Company's Obligations.
               ------------------------------------

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if:

          (1)(a) all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company) as provided in Section 8.3 have been delivered to the Trustee for cancellation; or

          (b)(i) the Securities mature within six months or all of them are to be called for redemption within six months under arrangements satisfactory to the Trustee for giving notice of redemption, and

          (ii) the Company irrevocably deposits or causes to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and its counsel, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as are sufficient (in an opinion set forth in an accountants' certificate delivered by the Company to the Trustee,) without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to maturity or redemption as the case may be; provided that the Trustee shall have been
                                    --------
     irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

          (2) the Company pays or causes to be paid all sums then payable by the Company hereunder and under the Securities; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          In such event, the obligations of the Company under this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction of and discharge under this Indenture. The Company may make the deposit only if Article X hereof does not prohibit such payment. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.13, 4.1, 7.7, 7.8, 8.1, 8.2 and 8.4
and the Trustee's and Paying Agent's obligations hereunder, including under
Section 8.3, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Trustee's obligations in Section 7.7 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

          After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth in this Section 8.1, the Trustee upon the written request signed by two Officers of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

Section 8.2    Application of Trust Money.
               --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, and interest on the Securities, Money and U.S. Government Obligations held in trust are not subject to Article X.

Section 8.3    Repayment to Company.
               --------------------

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have first caused notice of
                 --------
such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment and/or within such period shall have published such notice in a financial newspaper of widespread circulation in the City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4    Reinstatement.
               -------------

          If (i) the Trustee or Paying Agent is unable to apply
any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any decree, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Governmental Obligations in accordance with Section 8.2; provided,
                                                                 --------
however, that if the Company has made any payment of interest on or principal
- -------
of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE IX

                                 AMENDMENTS

Section 9.1    Without Consent of Holders.
               --------------------------

          The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

          (i)  to cure an ambiguity, defect or inconsistency;

          (ii)  to comply with Article V;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities provided that the Trustee consents to such
                                      --------
     amendment;

          (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 9.3 or otherwise; or

          (v) to make any change that does not adversely affect the rights hereunder of any Securityholder.

          After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

Section 9.2    With Consent of Holders.
               -----------------------

          Subject to Section 6.7 and with prior notice to the Securityholders, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Securities. Upon the written request of the Company signed by two Officers, accompanied by the resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, the Trustee, subject to Section 9.6, shall join with the Company in the execution of such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. An amendment under this Section may not make any change that adversely affects the rights under Article X, the definition of "Senior Indebtedness" and Sections 6.1, 6.2 and 6.9, of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.

          Before an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver. The Holders of at least 66-2/3% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

          (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (ii) reduce the rate of or change the times for scheduled payments of interest, including default interest, on any Security;

          (iii) reduce the principal of or change the fixed maturity of any Security or alter the redemption or repurchase provisions with respect thereto;

          (iv) make any Security payable in money other than that stated in the Security;

          (v)  make any change in Section 6.4, 6.7 or this Section 9.2;

          (vi) make any change in this Article IX that adversely affects the rights of any Securityholders; or

          (vii) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security.

Section 9.3    Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment of or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4    Revocation and Effect of Consents.
               ---------------------------------

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to such amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of the consent by the Holders of the requisite percentage in principal amount of outstanding Securities.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of paragraph (a) of this
Section 9.4, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be

Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          (c) After an amendment, supplement or waiver becomes effective it shall bind every Securityholder.

Section 9.5    Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any security thereafter authenticated. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.6    Trustee to Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or Permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it.

                                  ARTICLE X

                                SUBORDINATION

Section 10.1   Agreement to Subordinate.
               ------------------------

          The Company covenants and agrees, and each Securityholder by accepting a Security likewise covenants and agrees, that the payment of the principal of, interest on or any other amounts due on each Security is Subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.2   Certain Definitions.
               -------------------

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

          "Senior Indebtedness" means (i) all indebtedness (including Interest Swap Obligations) (present or future) created, incurred, assumed or guaranteed by the Company, and (ii) all Obligations now or hereafter existing under the Credit Agreement (including all permissible renewals, extensions, refundings or refinancings thereof), unless the instrument governing such Indebtedness expressly provides in each case that such Indebtedness is not senior or superior in right of payment to the Securities; provided, however, that any
                                                --------  -------
Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company shall not constitute Senior Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include Indebtedness of the Company to any of its Subsidiaries or Indebtedness incurred for the purchase of goods or services obtained in the ordinary course of business. Notwithstanding anything contained above, all Obligations under the Credit Agreement shall be considered Senior Indebtedness.

          A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

Section 10.3   Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

          (i) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest to, and all other Obligations owing in respect of, the date of payment on the Senior Indebtedness, or such payment shall first be duly provided for in cash or in a manner satisfactory to the holders of Senior Indebtedness, before Securityholders shall be entitled to receive any payment of principal of or interest on Securities and before the Company acquires any Securities for cash or property; and

          (ii) until all Senior Indebtedness (as provided in subsection (i) above) is paid in full, any distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness, as their interests may appear, except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities are to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness.

Section 10.4  Default on Senior Indebtedness.
              ------------------------------

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, all such Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made by the Company on account of the Securities or any acquisition of any of the Securities and, until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this
Article X shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive Indebtedness of the Company that is subordinated to Senior Indebtedness to at least the same extent as the Securities.

          (b) During the continuance of any default relating to the payment of any Senior Indebtedness, the Company may not make any payment or distribution to the Trustee (other than payments pursuant to Section 7.7) or any Securityholder in respect of the Securities, may not acquire from the Trustee or any Securityholder any Securities for cash or property (other than in Indebtedness of the Company which is subordinated to at least the same extent as the Securities are to (i) Senior Indebtedness and (ii) any securities issued in exchange for Senior Indebtedness), and neither the Trustee nor any Holder may collect or receive any such payment or distribution (other than payments pursuant to Section 7.7).

          (c) During the continuance of any default with respect to Senior Indebtedness, other than a default relating to the payment with respect to such Senior Indebtedness, pursuant to which the maturity of such Senior Indebtedness may be accelerated, upon the occurrence of (A)(i) receipt by the Company and the Trustee of written notice of such default from the Credit Agent or (ii) if such default results from an acceleration of the Securities, the date of such acceleration, no payment, distribution or acquisition prohibited by Section 10.4(b) may be made by the Company for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee and the Company from the Credit Agent) or (B) receipt by the Company and the Trustee of written notice of such default from the Trustee or other representative for the holders of Specified Senior Indebtedness (or the holders of at least 25% of the principal amount of such Specified Senior Indebtedness of the Company then outstanding), no such payment, distribution or acquisition prohibited by
Section 10.4(b) may be made by the Company for a Payment Blockage Period commencing on the date of the receipt of such notice and ending 119 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representative commencing the Payment Blockage Period (or the holders of at least 25% of the principal amount of such Specified Senior Indebtedness)) provided, however, that (x) no
                                               --------  -------
more than two Payment Blockage Periods may be commenced during any period of 360 consecutive days, (y) only the Credit Agent may commence the second such Payment Blockage Period during such 360 consecutive day period if the first Payment Blockage Period was commenced by or on behalf of the Specified Senior Indebtedness and (z) if the first Payment Blockage Period in a 360-day period was commenced by the Credit Agent, all scheduled payments of principal (and premium, in any) and interest due on the Securities on and prior to the date of the termination of such first Payment Blockage Period shall have been paid in full before a second Payment Blockage Period may be commenced during such 360-day period. Notwithstanding the foregoing, in no event may the total number of days during which any Payment Blockage Period or Periods may be in effect during any 360 consecutive day period exceed 179 days in the aggregate. For the purpose of this provision, no default which existed or was continuing on the date of commencement by any person of any Payment Blockage Period and of which such person had knowledge shall be the basis for the commencement of a second Payment Blockage Period by such person, unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Failure to make payments required in respect of the Securities due to the foregoing, however, will not preclude such failure from constituting an Event of Default under this Indenture.

          (d) With respect to Sections 10.4(b) and (c), the Company may resume payments on and distributions in respect of the Securities and may acquire them when:

          (i) the default is cured or waived, or

          (ii) in the case of a default referred to in Section 10.4(c), when the Payment Blockage Period terminates, if this Article otherwise permits the payment or acquisition at the time of such payment or acquisition.

Section 10.5   Acceleration of Securities.
               --------------------------

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.6   When Distribution Must Be Paid Over.
               -----------------------------------

          In the event that the Trustee or any Securityholder receives any payment with respect to the Securities at a time when such payment is prohibited by Section 10.4 hereof, such payment shall be held by the Trustee or such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of the Senior Indebtedness or their Representative, as their respective interests may appear, for application with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

Section 10.7   Notice by Company.
               -----------------

          The Company shall promptly notify in writing the Trustee and Paying Agent of any facts known to the Company that would cause a payment with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article.

Section 10.8   Distribution or Notice to Representative.
               ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.9   Rights of Holders of Senior Indebtedness Not to Be Impaired.
               -----------------------------------------------------------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with or by any action or failure to act of the Company.

          The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness, without any act or notice of acceptance hereof or reliance hereon.

Section 10.10  Authorization to Trustee to Take Action to Effectuate
               -----------------------------------------------------
               Subordination.
               -------------

          Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article X and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.11  Subrogation.
               -----------

          Upon the payment in full of all amounts payable under or in respect of the Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Securities shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Holders of the Securities would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X to holders of such Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article X are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holders, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full.

Section 10.12  Obligations of Company Unconditional.
               ------------------------------------

          Nothing contained in this Article X or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness and nothing contained herein or therein shall prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

Section 10.13  Trustee Entitled to Assume Payments Not Prohibited in Absence of
               ----------------------------------------------------------------
               Notice.
               ------

          Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent, unless and until a Responsible Officer of the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any Representative therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal or the interest on any Security), the Trustee or Paying agent shall have received with respect to such moneys the written notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing contained in this Section 10.13 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated elsewhere in this Article X. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder.

Section 10.14  Right of Trustee to Hold Senior Indebtedness.
               --------------------------------------------

          Subject to Sections 310(b) and 311 of the TIA, the Trustee and any Agent shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Agent of any of its rights as such holder.

                                 ARTICLE XI

                                 MISCELLANEOUS

Section 11.1  Trust Indenture Act Controls.
              ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2  Notices.
              -------

          Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or transmitted by first-class mail (registered or certified, return receipt requested) or by telecopier (confirmed by first-class mail) or overnight air courier guaranteeing next day delivery to the address set forth below:

               If to the Company:

                    Alco Health Services Corporation
                    P.O. Box 959
                    Valley Forge, PA 19482
                    Attention: Treasurer
                    Telecopy No.: (215) 647-0141

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention: Craig L. Godshall, Esq.
                    Telecopy No.:  (215) 994-2222

                    If to the Trustee:

                    Bankers Trust Company
                    Four Albany Street
                    New York, New York  10006
                    Attention: Corporate Trust and Agency Group
                    Telecopy No.: (212) 250-6961

                    If to the Credit Agent:

                    General Electric Capital Corporation
                    501 Merritt Seven, Third Floor
                    Norwalk, Connecticut  06851
                    Attention:  Mr. Charles D. Chiodo
                    Telecopy No.:  (203) 840-4560

                    with a copy to:

                    Murphy, Weir & Butler
                    101 California Street
                    39th Floor
                    San Francisco, CA  94111
                    Attention: Dick M. Okada, Esq.
                    Telecopier No.:  (415) 421-7879

The Company, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in such notice or communication shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee or the Company shall only be effective upon receipt thereof by the Trustee or the Company.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3   Communication by Holders with Other Holders.
               -------------------------------------------

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4   Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action or omit to take any action under this Indenture, the Company shall deliver to the Trustee:

          (i) an Officers' Certificate (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with; and

          (ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with and that any such action or inaction is in compliance with all applicable law.

Section 11.5   Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6  Rules by Trustee and Agents.
              ---------------------------

          The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7  Legal Holidays.
              --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8  Duplicate Originals.
              -------------------

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.9  Governing Law.
              -------------

          The laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws rules thereof. The Trustee, the Company and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

Section 11.10  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. No such indenture, loan or debt agreement may be used to interpret this Indenture.

Section 11.11  Successors.
               ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12  Severability.
               ------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13  No Recourse Against Others.
               --------------------------

          No director, officer, employee, stockholder or affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.14  Table of Contents, Headings, etc.
               ---------------------------------

          The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15  Counterpart Originals.
               ---------------------

          This Indenture may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.16  Benefits of Indenture.
               ---------------------

          Nothing in this Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.17  Qualification of Indenture.
               --------------------------

          The Company shall qualify this Indenture under the TIA and shall pay all costs and expenses (including reasonable attorneys' fees for the Company, the Trustee and the Holders of the Securities) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing or otherwise preparing this Indenture and the Securities. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers'

Certificate, Opinions of Counsel or other documentation as it may reasonably request.

Section 11.18  [Intentionally Omitted.]
               ------------------------

                                 SIGNATURES


IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                    ALCO HEALTH SERVICES
                                    CORPORATION



Attest:                             By:  /s/  John A. Kurcik
                                        --------------------------
                                          Name:  John A. Kurcik
                                          Title:  Vice President

 /s/  Teresa T. Ciccotelli
- -------------------------------
Name:  Teresa T. Ciccotelli
Title:  Secretary


                                              (SEAL)



                                    BANKERS TRUST COMPANY, as
                                    Trustee



Attest:                             By: /s/  Rossana E. Abueva
                                       -----------------------
                                         Name:  Rossana E. Abueva
                                         Title: Assistant Treasurer

 /s/  Scott Muirhead
- --------------------
Name:  Scott Muirhead
Title:  Vice President


                                              (SEAL)

                                  EXHIBIT A
                                  ---------

                           (FORM OF FACE OF NOTE)



                        ALCO HEALTH SERVICES CORPORATION

No.  _________________                         $____________________


             14-1/2% Senior Subordinated Note due 1999, Series A

                 Alco Health Services Corporation, a Delaware corporation, promises to pay to _____________________ or registered assigns, the principal sum of ____________________ Dollars on the date of maturity.


                     Interest Payment Dates:     September 15 and March 15

                     Record Dates:     September 1 and March 1

                     Date of Maturity:      September 15, 1999

                                            ALCO HEALTH SERVICES
                                            CORPORATION


                                            By___________________________


                                            By___________________________

                                             (SEAL)


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
described in the within-mentioned
Indenture.

Bankers Trust Company, as Trustee   Original Issuance Date:


By__________________________
     Authorized Signature

                               (Back of Note)


                      ALCO HEALTH SERVICES CORPORATION
             14-1/2% Senior Subordinated Note due 1999, Series A


          1.   General.  This Note is one of the Notes issued by the Company
               -------
under an Indenture dated as of March 31, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of such terms. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Indenture. The Notes are general obligations of the Company.

          2.   Interest.  The Company will pay interest semiannually on
               --------
September 15 and March 15 of each year or if any such date is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 1994.
- --------
Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date that is one day immediately after the date of issuance of this Security through but excluding the date on which interest is paid. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest specified in the Indenture. Interest will be computed on the basis of twelve 30-day periods in a 360-day year.

          3.   Method of Payment.  The interest so payable, and punctually paid
               -----------------
or duly provided for, shall be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the September 1 and March 1 (whether or not a Business Day) (each a "regular record date"), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid on a date which is a Business Day to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be



                                    -A2-
made at the offices or agencies of the Company maintained for that purpose; provided, however, that payment of interest may be made by check mailed to the
- --------  -------
address of the person entitled thereto as such address shall appear in the Security register maintained by the Registrar or, in certain circumstances, by wire transfer in accordance with the instruction of the Holder hereof, as specified in the Indenture. The Company will pay principal (and premium, if any) and interest in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          4.   Paying Agent and Registrar.  Initially, the Trustee shall act as
               --------------------------
Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder of a Note ("Noteholder"). The Company or any of its Subsidiaries or Affiliates may act in any such capacity.

          5.(a)  Optional Redemption.  The Notes are subject to redemption on or
                 -------------------
after September 15, 1994, at the option of the Company, upon at least 30 days', but no more than 60 days' prior written notice by mail, in whole or in part, at the following prices plus accrued and unpaid interest if redeemed during the 12-month period beginning September 15 of the years indicated below.

                        Year                   Percentage
                        ----                   ----------
                       1994                     106.00%
                       1995                     104.00%
                       1996                     102.00%
                       1997 and thereafter      100.00%

          The redemption price of the Securities will be payable together with accrued interest thereon to the redemption date; provided, however, that
                                                 --------  -------
interest installments with respect to which the Interest Payment Date is on or prior to such redemption date which will be payable to the Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture. On and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

          Securities in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.


                                    -A3-

          (b) Mandatory Redemption or Repurchase.  If, for the 12-month period
              ----------------------------------
ending on each of August 31, 1996 and 1997, the Company's Consolidated Fixed Charge Ratio (as defined) exceeds 1.5 to 1, the Company shall be required, within 90 days from such August 31 (the "Repurchase Date"), to redeem or otherwise repurchase in the open market and retire 5% and 10%, respectively, of the principal amount of Notes offered hereby. Notwithstanding the requirement of the preceding sentence, the Company shall not be required to make such redemption or repurchase until such time, and to the extent, funds become available under the Credit Agreement or any successor or replacement facility. In addition, the Company shall redeem on August 31, 1998 $87,500,000 in aggregate principal amount of the Notes at a Redemption Price of 100% of the principal amount plus all accrued and unpaid interest, if any, to the Redemption Date. The Company may reduce the principal amount of Notes to be redeemed or otherwise repurchased, as the case may be, pursuant to this paragraph by subtracting 100% of the principal amount of any Notes that the Company has previously acquired and surrendered for cancellation or that the Company has repurchased or redeemed on or prior to the Redemption Date or the Repurchase Date and, in the case of a mandatory repurchase, which have not previously been used as a credit against a prior mandatory repurchase. If the Redemption Date is subsequent to a record date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, shall be paid to the Person who surrenders the Note for redemption (and not the Holder as of the record date with respect to such Interest Payment Date), and no other interest shall be payable thereon. The Company shall deliver to the Trustee, it least 45 days prior to the Redemption Date, an Officers' Certificate setting forth the amount of any reductions of the principal amount of Notes to be redeemed, calculated pursuant to this paragraph 5(b).

          6.  Offers to Repurchase.  Under certain circumstances if the Company
              --------------------
or any Subsidiary sells any Business Segment, the Company may elect to make an offer to repurchase a portion of the Notes at the redemption date.

          7.  Change of Control.  If, at any time, (i) any issuance of shares of
              -----------------
capital stock of Holdings or any sale, transfer or other disposition of any shares of capital stock of Holdings or the Holdings Debentures by any Person to any Person (other than an affiliate of CVCL or an officer, director or employee of CVCL or Alco) results in CVCL, its affiliates and officers, directors and employees of CVCL and Alco holding less than 50% of either (a) the total common equity interest in Holdings or the total voting power of all the outstanding shares of capital stock of Holdings entitled to vote in the election of


                                    -A4-
directors of Holdings or (b) the aggregate principal amount outstanding of Holdings Debentures or Refinancing Debentures, as the case may be, or (ii) Holdings owns less than 80% of the outstanding shares of voting stock of the Company (each, a "Change of Control"), each holder of Notes shall have the right to require that the Company repurchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 4.21(b) of the Indenture; provided, however, that a
                                                  --------  -------
Change of Control pursuant to clause (i) of this sentence will be deemed not to have occurred if, at the time of any such issuance, sale, transfer or disposition, the Consolidated Fixed Charge Ratio is greater than 1.5 to 1. The Company hereby covenants that, prior to the mailing of the notice to holders provided for in Section 4.21(b) of the Indenture, it will repay in full all Indebtedness under the Credit Agreement or offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender who has accepted such offer. The Company shall first comply with the covenant in the preceding sentence before the Company shall be required to repurchase Notes pursuant to the above provisions.

          8.   Denominations, Transfer, Exchange.  The Notes are in registered
               ---------------------------------
form without coupons. The Notes issued on the date hereof shall be issued in principal amounts of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          9.   Persons Deemed Owners.  The registered Holder of a Note may be
               ---------------------
treated as its owner for all purposes.

          10.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Noteholders entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


                                    -A5-

          11.  Discharge Prior to Redemption or Maturity.  The Company shall
               -----------------------------------------
be discharged from the Indenture and the Notes, except for certain sections thereof, subject to the terms of the Indenture, upon the payment of all of the Securities or, within six months of the maturity or redemption date of all of the Securities, upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment or redemption.

          12.  Subordination.  The Notes will be subordinated in right of
               -------------
payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any holder of this Note. Any Noteholder by accepting this Note agrees to the subordination and authorizes the Trustee to give it effect.

          13.  Defaults and Remedies.  Events of Default include:
               ---------------------

          (i) a failure of the Company to pay interest for 30 days after it is due or principal when due on any Note (whether or not prohibited by the subordination provision); (ii) a failure of the Company to comply in any material respect with any of its other agreements or covenants, or provisions of, the Notes or the Indenture (including, without limitation, the Company's covenant to repay or offer to repay Indebtedness under the Credit Agreement under the circumstances described in the Change of Control provisions of Section
4.21 of the Indenture) for 30 days after notice; (iii) the happening of a default under the terms of an instrument evidencing or securing any Indebtedness of the Company or a subsidiary of the Company (or the payment of which is guaranteed by the Company or a Subsidiary of the Company), in an amount or amounts over $10 million in the aggregate whether such Indebtedness or guarantee now exists or shall be created hereafter, and such default results in the acceleration of such Indebtedness which, together with the principal amount of any such other Indebtedness so accelerated, and then remaining unsatisfied, and in respect of which such acceleration has not been rescinded, aggregates in excess of $10 million; (iv) the rendering of a final judgment against the Company or any Subsidiary in an amount in excess of $10 million, which remains undischarged, unbonded or unstayed for a period of 60 days; or (v) certain events of bankruptcy, insolvency or reorganization.

          The Indenture provides that the Trustee will, within 30 days after the occurrence of a Default, give the Noteholders notice of all Defaults known to it (the term "Default" to include the events specified above, without grace or notice), provided that, except in the case of a Default in the payment of principal

                                    -A6-
of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Noteholders.

          In case an Event of Default (other than an Event of Default specified in clause (v) or (vi) of Section 6.1 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Noteholders), may declare to be due and payable immediately, the principal amount of the Notes then outstanding and accrued interest to the date of acceleration and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (v) or (vi) of Section 6.1 with respect to the Company occurs, all principal of and accrued but unpaid interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without
                  ---- -----
any declaration or other act on the part of the Trustee or any Holder.

          Such declaration may be rescinded by Holders of a majority in principal amount of then outstanding Notes if all existing Events of Default have been cured or waived (except non-payment of principal or accrued but unpaid interest on the Notes that has become due solely because of the acceleration); if interest on overdue installments of interest and overdue principal, which has become due otherwise than by acceleration, has been paid (to the extent the payment of such interest is lawful), if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if certain other conditions under the Indenture are met.

          Defaults and Events of Default (except a Default in payment of principal of or interest on the Notes) may be waived by the Holders of a majority in principal amount of outstanding Notes upon the conditions provided in the Indenture.

          The Indenture requires the Company to file periodic reports with the Trustee as to the absence of Defaults.

          14.  Amendments and Waivers.  Subject to certain exceptions, the
               ----------------------
Indenture or the Notes may be amended with the written consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for the assumption of the obligations of the Company


                                    -A7-
under the Indenture by a successor corporation, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Noteholder.

          15.  Trustee Dealings with Company.  The Trustee, in its individual or
               -----------------------------
any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          16.  No Recourse Against Others.  A director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          17.  Agreement on Issue Price.  In addition, by accepting the
               ------------------------
Security, each holder agrees with the Company for purposes of Section 1273(c)
(2) of the Internal Revenue Code of 1986, as amended, that with respect to the Securities (A) the discount rate referred to in proposed Treasury Regulation
(S) 1.1273-2(d)(2)(iv) is equal to that discount rate produced by the sale of the Notes at 100% of their face amount and (B) the issue price determined as provided in proposed Treasury Regulation (S) 1.1273-2(d)(2)(iv) is equal to 100% of the principal amount thereof.

          18.  Authentication.  This Note shall not be valid until
               --------------
authenticated by the manual signature of the Trustee or an authenticating agent.

          19.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Noteholder or an assignee, such as: TEN COM (A tenants in common), TEN ENT (A tenants by the entireties), JT TEN (A joint tenants with right of survivorship and not as tenants in common), CUST (A Custodian), and U/G/M/A (A Uniform Gifts to Minors Act).

          20.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the holders of such Notes. No representation is made as to the accuracy of such numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

                                    -A8-

                               ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I)  or (we) assign and transfer this Note to

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:  ______________    Your Signature: ___________________


________________________________________________________________________________
                     (Sign exactly as your name appears on
                          the other side of this Note)


                                    -A9-

                     OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Indenture, check the box [ ]

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 of the Indenture, state the amount you elect to have purchased: $_______________


Date: ______________   Your Signature: _____________________


     (Sign exactly as your name appears on the other side of this Note.)



                                    -A10-